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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                        Date of Report: February 28, 2002
                        (Date of earliest event reported)


                                LOGICVISION, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-31773                  94-3166964
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


            101 Metro Drive, Third Floor, San Jose, California 95110
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 453-0146


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Item 5.     Other Events.
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          The 2002 Annual Meeting of LogicVision, Inc. (the "Company") will be held on May 21, 2002 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company's 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For the Company's 2002 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than March 22, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: February 28, 2002


                                         LOGICVISION, INC.



                                         By     /s/ John H. Barnet
                                                --------------------------------
                                         Name:  John H. Barnet
                                         Title: Chief Financial Officer